UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 27, 2020

Sage Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36544	27-4486580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 First Street Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 299-8380

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SAGE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Collaboration and License Agreement

On November 27, 2020 (the “Agreement Date”), Sage Therapeutics, Inc. (the “Company”) entered into a Collaboration and License Agreement (the “Collaboration Agreement”) with Biogen MA Inc. (“BIMA”) and Biogen International GmbH (together with BIMA, “Biogen”) for the development, manufacture and commercialization of products containing the Company’s SAGE-217 molecule (the “Licensed 217 Products”) and products containing the Company’s SAGE-324 molecule (the “Licensed 324 Products,” together with the Licensed 217 Products, the “Licensed Products” and each of the Licensed 217 Products and Licensed 324 Products, a “Product Class”). The Collaboration Agreement will become effective (the “Effective Date”) upon the receipt of clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Clearance”).

Collaboration and Licenses. The Company and Biogen have agreed that the parties will jointly develop and commercialize the Licensed Products in the United States (the “Profit-Share Territory”) and that Biogen solely will develop and commercialize the Licensed Products in all other countries (the “Biogen Territory”), except, with respect to the Licensed 217 Products, Japan, South Korea and Taiwan (the “Existing Partner Territory”). Each of the Company and Biogen is obligated to use commercially reasonable efforts to develop at least one product in each Product Class in the Profit-Share Territory, and Biogen is also obligated to use commercially reasonable efforts to develop at least one product in each Product Class in the Biogen Territory. The Company and Biogen have agreed to share all costs for activities under the Collaboration Agreement solely for the Profit-Share Territory equally. The Company will have an Opt-Out Right (as defined below) with respect to a Product Class. Biogen is solely responsible for all costs for activities under the Collaboration Agreement in the Biogen Territory. The Company and Biogen have agreed to share jointly in the performance of the activities under the Collaboration Agreement in the Profit-Share Territory. The Collaboration Agreement provides that Biogen will have sole responsibility and decision-making authority with respect to such activities in the Biogen Territory.

The Company has agreed to grant to Biogen a non-transferable, sublicensable, except for certain specified exceptions, license to certain intellectual property of the Company as needed to perform the activities under the Collaboration Agreement. Such license is co-exclusive with the Company in the Profit-Share Territory and exclusive, even as to the Company, in the Biogen Territory, subject to certain retained rights to allow the Company to exercise its rights and perform its obligations under the Agreement and with respect to the Existing Partner Territory.

Governance. The activities of the parties for the Profit-Share Territory are to be conducted pursuant to joint development plans agreed to by the parties, on a Licensed Product-by-Licensed Product basis, and overseen by a joint steering committee (the “JSC”). The JSC shall be composed of an equal number of representatives from each of the Company and Biogen.

Financial Terms. Under the terms of the Collaboration Agreement, Biogen has agreed to pay the Company an upfront payment of $875.0 million (the “Upfront Payment”) within five business days after the Effective Date. For so long as a Licensed Product is being sold in the Profit-Share Territory, the Company and Biogen will share in all operating profits and losses arising from such Licensed Product (50 percent the Company and 50 percent Biogen). The Collaboration Agreement provides that Biogen will book sales of Licensed 217 Products globally. The Company will book sales of Licensed 324 Products in the United States and Biogen will book sales of Licensed 324 Products outside of the United States. The Company shall have the right to opt out of such profit- and loss-sharing on a Product Class-by-Product Class basis in the Profit-Share Territory (in each case, an “Opt-Out Right”). If the Company elects to exercise its Opt-Out Right with respect to a Product Class, the Company has agreed to transition to Biogen applicable development and commercial activities for such Product Class for the United States, and Biogen has agreed to assume sole operational and financial responsibility for such activities.

The Collaboration Agreement provides for aggregate regulatory/commercial milestone payments from Biogen to the Company for (i) Licensed 217 Products of up to $475.0 million and (ii) Licensed 324 Products of up to $520.0 million. It also provides for aggregate one-time sales milestone payments from Biogen to the Company of (i) up to $300.0 million for each Product Class if the Company has not exercised its Opt-Out Right with respect to such Product Class and (ii) up to $525.0 million for each Product Class if the Company has exercised its Opt-Out Right with respect to such Product Class.

Biogen has also agreed to pay the Company tiered royalties based on net sales of the Licensed Products in the Biogen Territory of high-teens to low-twenties percentages. If the Company has exercised its Opt-Out Right in the Profit-Share Territory with respect to a Product Class, Biogen has agreed to pay the Company specified royalties based on net sales of the Licensed Products of such Product Class. Royalty payments may be reduced in certain specified customary circumstances.

Exclusivity. During the term of the Collaboration Agreement, neither party nor any of its respective affiliates is permitted outside of the Collaboration Agreement to directly or indirectly develop, manufacture, conduct medical affairs activities or commercialize certain products in specified indications, or enter into agreements or arrangements with third parties to perform any of the above activities.

Termination. Unless earlier terminated, the Collaboration Agreement expires on a Licensed Product-by-Licensed Product and country-by-country basis on the later of (i) in the Biogen Territory, the expiration of the royalty term for such Licensed Product in such country or (ii) in the Profit-Share Territory, until the parties agree to permanently stop commercializing such Licensed Product. Biogen may terminate the Collaboration Agreement for convenience in its entirety or on a Product Class-by-Product Class basis or as to a region by providing advance written notice. Either party may terminate the Collaboration Agreement (i) in the event of a material breach in whole or in part, subject to a cure period and (ii) in the event of the insolvency of the other party, in each case subject to specified conditions.

The foregoing description of the terms of the Collaboration Agreement is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which the Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2020 (the “2020 Annual Report”).

Stock Purchase Agreement

In connection with the execution of the Collaboration Agreement, BIMA and the Company also entered into a stock purchase agreement (the “Stock Purchase Agreement”) on the Agreement Date for the sale and issuance of 6,241,473 shares of common stock (the “Shares”) to BIMA at a price of $104.14 per share, a premium of 40% over the volume-weighted average share price for the 30 days ending on the day prior to the Agreement Date, for an aggregate purchase price of $650.0 million.

The consummation of the transactions contemplated by the Stock Purchase Agreement is subject to the parties’ obtaining HSR Clearance, the Collaboration Agreement remaining in full force and effect, and the satisfaction or waiver of other customary closing conditions. The Company has agreed to grant BIMA specified demand and piggyback registration rights with respect to the Shares.

The Stock Purchase Agreement also includes standstill provisions, lock-up restrictions and a voting agreement with respect to the Shares. Pursuant to the terms of the Stock Purchase Agreement, BIMA has agreed not to, and to cause its affiliates not to, directly or indirectly acquire securities of the Company, seek or propose a tender or exchange offer or merger between the parties, solicit proxies or consents with respect to any matter, or undertake other specified actions, in each case subject to specified conditions. The standstill restrictions terminate on the earliest of (i) a specified regulatory milestone under the Collaboration Agreement, (ii) the date one year following the termination of the Collaboration Agreement and (iii) the seventh anniversary of the Effective Date.

BIMA has also agreed not to, and to cause its affiliates not to, sell or transfer any of the Shares for a period of eighteen months and to limit sales and transfers of the Shares for an additional eighteen month period, in each case subject to specified conditions and exceptions.

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which the Company intends to file with the SEC as an exhibit to the Company’s 2020 Annual Report.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above under the caption “Stock Purchase Agreement” is incorporated herein by reference. The Company expects the Shares to be issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2020		SAGE THERAPEUTICS, INC.

	By:	/s/ Jennifer Fitzpatrick
Jennifer Fitzpatrick
Vice President, Corporate Counsel